UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 19, 2005

(Date of Report – date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 19, 2005, our Compensation Committee approved accelerating the vesting of 325,125 unvested stock options outstanding under our Incentive Compensation Plan.  Our employees hold these options, which have a range of exercise prices of $3.16 to $5.00 per share and a weighted average exercise price of $3.70 per share.  The closing price per share of our Common Stock on December 19, 2005, the effective date of the acceleration, was $3.40.

Of the total number of options accelerated, the following executive officers hold options to purchase shares of Common Stock at the per share exercise prices noted below:

Name	Title	No. of Shares	Exercise Price

Greg R. Meland	Chairman	—	$0.00

Charles B. Westling	President and Chief Executive Officer	15,000	$3.32
		112,500	$4.01

Daniel J. Kinsella	Vice President – Finance and
	Chief Financial Officer	15,000	$3.32
		37,500	$4.01

Mary E. West	Vice President – Human Resources
	and Administration	15,000	$3.32

The purpose of accelerating vesting is to minimize our recognition of compensation expense associated with these options upon adoption of SFAS No. 123(R) in the first quarter of fiscal 2006.  However, to the extent that employees exercise any accelerated options prior to the term of their respective original vesting periods, we may incur additional compensation expense under SFAS 123(R).  We estimate the maximum aggregate pre-tax expense associated with the accelerated options that we otherwise would reflect in our consolidated financial statements in future fiscal years at approximately $552,000.  We estimate that the accelerated vesting of options will create an additional compensation expense of approximately $2,600 in the fourth quarter of fiscal 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 23, 2005

DATALINK CORPORATION

	By:	/s/ Daniel J. Kinsella
Daniel J. Kinsella, Vice President – Finance and Chief Financial Officer